UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-22945 (Commission File Number)	13-3169913 (IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On March 8, 2017, Theodore Farnsworth, Chief Executive Officer and Chairman of the Board of Directors of Helios and Matheson Analytics Inc. (the “Company”), Helios & Matheson Information Technology Ltd., of which Muralikrishna Gadiyaram, a director of the Company, is the chief executive officer, and its wholly-owned subsidiary, Helios & Matheson Inc., the owners of 1,740,000 shares, 857,149 shares and 885,891 shares, respectively, of the Company’s 5,861,191 shares of common stock issued and outstanding on that date (collectively, the “Majority Shareholders”), acting by written consent in lieu of a meeting, approved, as and to the extent required by Nasdaq Listing Rule 5635(d), the potential issuance of the Company’s common stock pursuant to two senior secured convertible promissory notes, in the aggregate principal amount of $5,681,818, which the Company sold and issued to an institutional investor in a private placement completed on February 8, 2017 and reported in a Current Report on Form 8-K filed on February 7, 2017 (the “February 7, 2017 Current Report”). The Majority Shareholders first fully executed such written consent on February 6, 2017, as reported in the February 7, 2017 Current Report, and then ratified the actions taken therein by a subsequent written consent on March 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2017

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Stuart Benson
Stuart Benson, Chief Financial Officer